UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

Griffin Capital Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 606-5900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Griffin Capital Net Lease REIT, Inc., a Maryland corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated January 31, 2012, filed on February 2, 2012, for the purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K with respect to the Registrant’s acquisition of a property located in Redmond, Washington (the “AT&T property”) in accordance with Rule 3-14 and Article 11 of Regulation S-X, respectively.

In accordance with Rule 3-14 and Article 11 of Regulation S-X, the Registrant hereby files the following financial statements and pro forma financial information, respectively.

Item 9.01. Financial Statements

Report of Independent Auditors

To the Board of Directors

Griffin Capital Net Lease REIT, Inc.

We have audited the accompanying statement of revenues and certain operating expenses of the AT&T property (the “Property”) for the year ended December 31, 2011. This statement of revenues and certain operating expenses is the responsibility of management of the Property. Our responsibility is to express an opinion on the statement of revenues and certain operating expenses based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenue and certain operating expenses is free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenue and certain operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. Revenues and certain operating expenses (described in Note 2) that would not be comparable to those resulting from the proposed future operations of the Property are excluded and the statement is not intended to be a complete presentation of the revenue and expenses of the Property.

In our opinion, the statement of revenues and certain operating expenses presents fairly, in all material respects, the revenues and certain operating expenses, as described in Note 2, of the Property for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

Irvine, California

April 12, 2012

AT&T PROPERTY

STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

DECEMBER 31, 2011

Revenues:
Rentals	$2,947,784
Property management fee and reimbursement recovery	145,731
Property tax recovery	284,138

Total revenues	3,377,653

Expenses:
Property management fee and reimbursement expense	(145,731)
Property tax expense	(284,138)

Total expenses	(429,869)

Excess of revenue over certain operating expenses	$2,947,784

See accompanying notes

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2011

1.	Organization

Griffin Capital Net Lease REIT, Inc. (the “Company”), through The GC Net Lease REIT Operating Partnership, L.P. (the “Operating Partnership”), acquired a three-building, two-story office and data center facility located in Redmond, Washington (the “AT&T property”) on January 31, 2012. The AT&T property is leased in its entirety, pursuant to three long-term, triple-net leases, to AT&T Services, Inc., on behalf of AT&T Wireless Services, Inc., a wholly-owned subsidiary of AT&T, Inc. (“AT&T”), obligating AT&T to all costs and expenses to operate and maintain the property, including capital expenditures.

2.	Basis of Presentation

The accompanying statement of revenues and certain operating expenses, (the “Statement”) has been prepared to comply with Rule 3-14 of Regulation S-X as promulgated by the Securities and Exchange Commission. The statement includes only those costs for which the Company would be responsible. The Statement is not representative of the actual operations for the periods presented, as certain revenues and operating expenses that may not be comparable to the revenues and expenses the Company expects to incur in the future operations of the AT&T property have been excluded. Excluded items consist of interest income, straight-line rent, certain operating expenses, depreciation and amortization, and interest costs associated with the related debt. Management is not aware of any factors related to the AT&T property that would cause this financial information not to be indicative of future operating results.

Revenue Recognition

The leases of the AT&T property are accounted for as operating leases. Revenue is recognized based on the contractual provisions of the leases. The Company will process the payment of certain operating expenses of the AT&T property, which will be reimbursed monthly by the tenant based on a predetermined estimate. The Company will reconcile actual expenses incurred to the total monthly estimates received, and the difference will be either charged or refunded to the tenant.

Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and certain operating expenses during the reporting period. Actual results could differ from those estimates.

NOTES TO STATEMENT OF REVENUES AND CERTAIN OPERATING EXPENSES

FOR THE YEAR ENDED DECEMBER 31, 2011

3.	Leases

On January 31, 2012, the Company, through the Operating Partnership, acquired the AT&T property for a purchase price of $40.0 million. As of the acquisition date, the remaining term on the AT&T leases was approximately eight years, pursuant to a lease amendment, which extends the expiration date to August 31, 2019. The following table summarizes the future minimum rent payments pursuant to the terms of the leases as of December 31, 2011:

2012	$3,025,699
2013	3,103,614
2014	3,181,529
2015	3,259,444
2016	3,311,387
Thereafter	9,142,027

Total	$25,023,700

GRIFFIN CAPITAL NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2011

On January 31, 2012, the Company, through the Operating Partnership, acquired a three-building, two-story office and data center facility located in Redmond, Washington (the “AT&T property”). The AT&T property is leased in its entirety, pursuant to three long-term, triple-net leases, to AT&T Services, Inc., on behalf of AT&T Wireless Services, Inc., a wholly-owned subsidiary of AT&T, Inc. (“AT&T”), obligating AT&T to all costs and expenses to operate and maintain the property, including capital expenditures. On the acquisition date the remaining term of the three leases was approximately eight years.

The purchase price of the AT&T property was $40.0 million, which was partially funded with a draw of $22.0 million from the Restated KeyBank Credit Agreement and $12.4 million in mezzanine debt pursuant to the Mezzanine Credit Agreement discussed in Note E under “Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.” The remaining purchase price and other closing fees and expenses were funded with proceeds from the public offering of the Company (the “Public Offering”).

The following unaudited pro forma condensed consolidated balance sheet is presented to reflect the acquisition of the AT&T property as if the acquisition had occurred on December 31, 2011, along with the debt incurred and the issuance of shares to fund the cash portion of the acquisition.

The following unaudited pro forma condensed consolidated statement of operations of the Company, for the year ended December 31, 2011 is presented as if (1) the LTI property acquired on May 13, 2011 was acquired by the Company on January 1, 2010, the related debt was assumed, and the acquisition was partially financed using the KeyBank bridge loan facility; (2) the AT&T property acquired on January 31, 2012 was acquired on January 1, 2011 and was partially financed with funds obtained pursuant to the Restated KeyBank Credit Agreement and the KeyBank Mezzanine Loan, as discussed below; and (3) the Company issued 36,210 shares at $10.00 per share and the receipt of cash as of January 1, 2011.

The pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual operating results would have been had the properties been acquired on January 1, 2010 (LTI property) and January 1, 2011 (AT&T property) nor do they purport to represent our future operating results.

The unaudited pro forma condensed consolidated balance sheet and pro forma condensed consolidated statement of operations should be read in conjunction with the consolidated financial statements of Griffin Capital Net Lease REIT, Inc. and accompanying notes thereto, included in the Company’s annual report filed on Form 10-K for the year ended December 31, 2011 and the Company’s Form 8K/A filed on July 27, 2011 relating to the acquisition of the LTI property on May 13, 2011. In the Company’s opinion, all adjustments necessary to reflect the effects of the properties acquired, the respective debt, and the issuance of the Company’s shares have been made.

GRIFFIN CAPITAL NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

	Historical December 31, 2011	Pro Forma Adjustment- AT&T		Pro Forma
ASSETS:
Rental properties, net	$162,862,561	$39,190,563	A	$202,053,124
Above market leases, net	1,515,938	809,437	A	2,325,375
Cash and cash equivalents	5,429,440	(5,429,440)	B	—
Restricted cash	1,879,865	—		1,879,865
Deferred financing costs, net	1,012,677	291,346	C	1,304,023
Due from affiliates, net	459,521	—		459,521
Deferred rent receivable and other accounts receivables	2,785,100	(50,000)	D	2,735,100

Total assets	$175,945,102	$34,811,906		$210,757,008

LIABILITIES:
Mortgage payable, plus unamortized premium of $357,815	$60,032,962	$—		$60,032,962
Credit Facility	35,395,985	22,000,000	E	57,395,985
Bridge Loan	—	—		—
Mezzanine Loan	—	12,400,000	E	12,400,000
Restricted reserves	761,047	—		761,047
Below market leases, net	9,289,407	—		9,289,407
Due to affiliates, net	—	—		—
Prepaid rent	256,556	9,850	F	266,406
Accounts payable and other liabilities, including distributions payable	1,394,005	39,952	G	1,433,957

Total liabilities	107,129,962	34,449,802		141,579,764

Noncontrolling interests subject to redemption	4,886,686	—		4,886,686
Common stock subject to redemption	1,070,490	—		1,070,490
EQUITY:
Preferred Stock, $0.001 par value, 200,000,000 shares authorized, 0 shares issued and outstanding	—	—		—
Common Stock, $0.001 par value, 700,000,000 shares authorized, 5,667,551 and 5,703,761 shares issued and outstanding, historical and pro forma, respectively	56,611	362	H	56,973
Additional paid-in capital	47,872,560	361,742	H	48,234,302
Cumulative distributions	(3,085,438)	—		(3,085,438)
Accumulated deficit	(3,772,346)	—		(3,772,346)

Total stockholders’ equity	41,071,387	362,104		41,433,491

Noncontrolling interests	21,786,577	—		21,786,577

Total equity	62,857,964	362,104		63,220,068

Total liabilities and equity	$175,945,102	$34,811,906		$210,757,008

See accompanying notes

GRIFFIN CAPITAL NET LEASE REIT, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

December 31, 2011

	Historical	LTI Historical	AT&T Historical	Pro Forma Adjustment		Pro Forma
Revenue:
Rent revenue	$13,223,384	$1,458,558	$2,947,784	$653,595	a	$18,283,321
Property taxes	1,785,486	220,022	284,138	—	a	2,289,646
Property management fee and reimbursement recovery	—	—	145,731	—		145,731
Interest income	1,153	—		—		1,153

Total revenue	15,010,023					20,719,851

Asset management fee	1,083,304	—		453,548	b	1,536,852
Property management fee and reimbursement	377,078	—	145,731	43,757	c	566,566
Property tax expenses	1,785,486	220,022	284,138	—	a	2,289,646
Acquisition fees and expenses to non-affiliates	1,560,974	—	—	(1,119,194)	d	441,780
Acquisition fees and expenses to affiliates	1,680,000	—	—	(480,000)	d	1,200,000
General and administrative	1,748,334	—	—	—		1,748,334
Depreciation and amortization expense	5,608,669	—	—	2,306,940	e	7,915,609
Interest expense	5,787,676	—	—	1,716,708	g	7,504,384

Total expenses	19,631,521					$23,203,171

Net loss	(4,621,498)					$(2,483,320)
Distributions to noncontrolling interests	(188,759)	—	—	—		(188,759)

Net Loss Including Distributions to redeemable noncontrolling interests attributable to common

stockholders	(4,810,257)					(2,672,079)

Net loss attributable to noncontrolling interest	$(2,274,789)	—	—	—	h	$(1,224,277)

Net loss attributable to common stockholders	$(2,535,468)					$(1,447,802)

Net loss per share, basic and diluted	$(0.72)					$(0.41)

Weighted average shares— basic and diluted	3,517,692				h	3,553,902

See accompanying notes

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Rental Properties

On November 9, 2010, the board of directors approved the acquisition by the Company, through a wholly-owned subsidiary of the Operating Partnership, of the co-tenancy interests in a single-story, lab and manufacturing headquarters facility located in Carlsbad, CA (the “LTI property”) from 29 unaffiliated third party investors and one affiliated investor. The acquisition was completed on May 13, 2011. The LTI property is 100% leased to a single tenant, Life Technologies Corporation (“LTI”) pursuant to a long-term, triple-net lease, obligating LTI to all costs and expenses to operate and maintain the property, including capital expenditures. On the acquisition date, the annual rent was $12.25 per square foot, subject to periodic rent increases pursuant to the lease, and the remaining term of the lease was approximately 11 years.

On December 15, 2011, the board of directors approved the acquisition by the Company, through the Operating Partnership, of a three-building, two-story office and data center facility located in Redmond, Washington (the “AT&T property”). The acquisition was completed on January 31, 2012. The AT&T property is leased in its entirety to AT&T Services, Inc., on behalf of AT&T Wireless Services, Inc., a wholly-owned subsidiary of AT&T, Inc. (“AT&T”) pursuant to three long-term, triple-net leases obligating AT&T to all costs and expenses to operate and maintain the property, including capital expenditures. On the acquisition date, the annual rent was $19.25 per square foot, subject to periodic rent increases pursuant to the lease, and the remaining term was approximately eight years.

The LTI and AT&T properties are hereinafter referred to as the “Properties.”

In accordance with Accounting Standards Codification (“ASC”) 805-10, “Business Combinations” (“ASC 805-10”), the Company performs the following procedures when allocating the acquired value of real estate: (1) estimate the fair value of the real estate as of the transaction date on an “as if vacant basis;” (2) allocate the “as if vacant” value among land, building, and tenant improvements; (3) calculate the value of the intangible assets and liabilities as the difference between the “as if vacant” value and the contributed value; and (4) allocate the intangible value to the above, below and at market leases, leasing costs associated with in-place leases, tenant relationships and other intangible assets. The acquisition value of the Properties has been allocated, as of the transaction dates, in accordance with the methodology discussed above, and are presented in the unaudited pro forma condensed consolidated balance sheet.

The value allocated to building is depreciated and tenant improvements are amortized on a straight-line basis over an estimated useful life. The building is depreciated over a 40 year useful life and tenant improvements are amortized over the shorter of estimated useful life and remaining contractual, non-cancelable term of the in-place lease. The value of above and below market leases are amortized over the remaining contractual, non-cancelable term of the in-place lease (with consideration as to below market extension options for below market leases) and recorded as either an increase (for below market leases) or a decrease (for above market leases) to rental income. Costs associated with originating these leases are amortized over the remaining contractual, non-cancelable term of the in-place lease, and are included in rental properties, net, in the accompanying unaudited pro forma condensed consolidated balance sheet.

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011 reflects the following adjustments:

A. The acquisition of the AT&T property is reflected in the unaudited pro forma condensed consolidated balance sheet of the Company at fair market value. Rental properties, net and in-place lease valuation are comprised of

Building and Improvements	$26,357,255
Land at fair market value	6,770,223
Intangible leasing assets	6,063,085

Rental properties, net	$39,190,563

In-place lease valuation- above market	$809,437

B. A total of $5.9 million in cash was used to acquire the AT&T property, of which $5.4 million was on hand at December 31, 2011 and $0.4 million was raised through the issuance of common stock.

C. Financing costs totaling $0.3 million, consisting of origination, appraisal and lender legal fees were capitalized. These fees were paid to KeyBank National Association to close the AT&T acquisition.

D. Good faith deposits totaling $50,000 were deposited into escrow for the benefit of the seller, pursuant to the purchase and sale agreement, as amended, for the AT&T acquisition. At closing, these deposits were applied against the purchase price.

E. In connection with the acquisition of the AT&T property, the Company drew $22.0 million from revolving credit facility pursuant to the Restated KeyBank Credit Agreement and $12.4 million from the mezzanine credit facility pursuant to the Mezzanine Credit Agreement to help finance such acquisition, as discussed below.

Restated KeyBank Credit Agreement

On November 18, 2011, the Company, through the operating partnership, entered into an amendment and restatement to the credit agreement with KeyBank (the “Restated KeyBank Credit Agreement”), as administrative agent, and Bank of America, as syndication agent (collectively the “Lenders”) thereby increasing the total amount of the revised revolving credit facility to $70.0 million, with each Lender committing $35 million. The revised credit facility has a term of two years, maturing on November 18, 2013, with an option to extend for one year.

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

KeyBank Mezzanine Loan

On January 31, 2012, a property-owning SPE wholly-owned by the Company’s Operating Partnership (the “Property SPE”) entered into that certain Mezzanine Credit Agreement in which KeyBank serves as the initial lender (the “Mezzanine Credit Agreement”) with total commitments of $15.0 million (the “Mezzanine Loan”). Additional lenders may be added pursuant to the terms of the Mezzanine Credit Agreement. The Property SPE and any other entities that become a Borrower (as defined therein) pursuant to the terms of the Mezzanine Credit Agreement may request additional borrowings up to the total loan amount committed. The terms of the Mezzanine Credit Agreement require that the proceeds of the Mezzanine Loan be used to acquire the AT&T property and other potential acquisitions through the maturity date, July 31, 2012. The terms also require periodic payments equal to the net equity raised in the Public Offering, subject to a monthly minimum amount of $4.0 million. The Mezzanine Credit Agreement contains a financial covenant requirement, which states that gross proceeds from equity raised are subject to a monthly minimum amount of $4.0 million for the first three months of the six-month term and $5.0 million thereafter.

F. Rent that was earned from the time of the acquisition date through the end of the month was applied to the purchase price and recorded to prepaid rent at the time of closing.

G. Tenant operating expense reimbursements which were overpaid by the tenant were applied against the purchase price at closing and the related obligation was recorded as a liability on the Company’s consolidated balance sheets.

H. A total of $5.9 million in cash was used to acquire the AT&T property, of which $5.4 million was on hand at December 31, 2011 and of which $0.4 million was raised through the issuance of 36,210 shares of common stock at a price per share of $10.00, subsequent to December 31, 2011 through the date of the acquisition.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

The historical amounts for the AT&T property include operating revenues and certain operating expenses as required by Rule 3-14 of Regulation S-X. Other property level expenses, such as depreciation, interest expense and management fees, for the Properties are presented as pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations, and are derived from the results of each transaction.

The following are the explanations for operating and property level revenues and expenses included in the December 31, 2011 unaudited pro forma condensed consolidated statement of operations:

a. The historical rent revenue represents the contractual rent, straight-line rent and in-place lease valuation amortization pursuant to the lease in effect during the time period presented. The Pro Forma Adjustments are presented to adjust contractual rent revenue to a straight-line and the amortization of in-place lease valuation, in accordance with ASC 805-10, for the LTI and AT&T properties, as if the property was acquired on January 1, 2010 and January 1, 2011, respectively.

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following summarizes the adjustment made to rent revenue for the period ended December 31, 2011:

	LTI	AT&T	Total
Adjustment to straight-line	$182,564	$279,695	$462,259
(Above)/below market, in-place rent	298,075	(106,739)	191,336

Total rent revenue adjustment	$480,639	$172,956	$653,595

b. Asset management fees are paid monthly to the Company’s advisor at 0.0625%, or 0.75% annually, based on the aggregate book value of the properties, pursuant to the advisory agreement dated February 10, 2009, as amended.

c. Property management fees are paid to The GC Net Lease REIT Property Management, LLC monthly at 3.0% of gross property revenues received, pursuant to the current property management agreement.

d. Acquisition fees and expenses are incurred with each acquisition transaction. Acquisition fees and expenses incurred for the LTI and AT&T property acquisitions consist of $1.1 million and $0, respectively, to non-affiliates and $1.7 million and $1.2 million, respectively, to affiliates. The pro forma adjustments reflect the acquisition of the LTI property as of January 1, 2010, and the related acquisition fees and expenses would have been incurred in operations for the year ended December 31, 2010. Therefore, these fees and expenses are deducted from operations for the year ended December 31, 2011. The remaining balance of non-affiliated acquisition expenses relates to other pending acquisitions.

e. Depreciation expense is reflected in the pro forma based on an estimated useful life of 40 years at the contributed basis or acquisition price for building and building improvements, and the remaining contractual, in-place lease term for intangible lease value. The following tables summarize the depreciation and amortization expense adjustment to the unaudited pro forma condensed consolidated statement of operations, by asset category for the year ended December 31, 2011:

	LTI	AT&T	Total
Building and building improvements	$309,087	$658,931	$968,018
Tenant absorption and leasing costs	539,394	799,528	1,338,922

Total	$848,481	$1,458,459	$2,306,940

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

f. Interest expense related to the acquired and assumed property debt in the LTI property acquisition is reflected in the pro forma based on the interest rates and terms in place as of December 31, 2011. Interest expense related to the acquired property debt in the AT&T property acquisition is reflected in the pro forma based on the interest rates and terms described above in Note E under “Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet.” The following tables summarize the interest expense adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011:

LTI mortgage debt (at a rate of 5.80%)	$734,539
LTI mortgage debt premium amortization	(42,940)
LTI Bridge Loan (at a rate of 6.50%)	293,150
AT&T Credit Facility (at a rate of 3.02%) (1)	668,030
AT&T Mezzanine Loan (at a rate of 6.77%) (2)	63,929

Total	$1,716,708

(1)	Pursuant to the terms of the Restated KeyBank Credit Agreement, the initial interest rate was 5.00%, which was adjusted to 3.02% effective February 3, 2012.
(2)	Pursuant to the terms of the Mezzanine Loan, the interest rate was adjusted to 6.75% effective February 29, 2012.

g. The following table summarizes the weighted average shares and units outstanding at December 31, 2011 and the allocable percentage of noncontrolling interest:

For the Year Ended December 31, 2011
Weighted average shares outstanding December 31, 2011 – historical basis	3,517,692
Equity raised in excess of cash on hand to fund the AT&T property acquisition as if outstanding on January 1, 2011	36,210

Total weighted average shares outstanding – pro forma basis	3,553,902
Operating partnership units issued in the initial capitalization of the operating partnership (A)	20,000
Operating partnership units issued in conjunction with the contribution of Renfro and Plainfield, and as if converted to common stock (A)	2,020,000
Operating partnership units issued in conjunction with the acquisition of Will Partners, and as if converted to common stock (A)	281,882
Operating partnership units issued in conjunction with the acquisition of Emporia Partners, and as if converted to common stock (A)	315,217
Operating partnership units issued in conjunction with the acquisition of LTI, and as if converted to common stock (A)	825,285

Total outstanding shares and units – pro forma basis (B)	7,016,286

Percentage of operating partnership units (noncontrolling interests) to total outstanding shares ((Sum of A)/B)	49.3%

Net loss	$(2,483,320)

Net loss allocable to noncontrolling interest based on the percentage of operating partnership units outstanding to total outstanding shares	$1,224,277

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN CAPITAL NET LEASE REIT, INC.

Date: April 12, 2012	By:	/s/ Joseph E. Miller
Joseph E. Miller Chief Financial Officer and Treasurer